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                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                      Citigroup Global Markets International LLC is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                      Citigroup Financial Products, Inc. is chartered in Delaware and headquartered in New York, NY.

                      Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.



                      Date: November 10, 2008


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Riqueza V. Feaster
                                              --------------------------------
                                              Name:  Riqueza V. Feaster
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Riqueza V. Feaster
                                              --------------------------------
                                               Name:  Riqueza V. Feaster
                                               Title: Assistant Secretary

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